BioSante Pharmaceuticals, Inc.
111 Barclay Boulevard
Lincolnshire, Illinois 60069
www.biosantepharma.com
FOR IMMEDIATE RELEASE
Amex: BPA

BioSante Pharmaceuticals Announces $16.5 Million
Private Placement of Common Stock

LINCOLNSHIRE, Illinois (May 25, 2007) -- BioSante Pharmaceuticals, Inc. (Amex: BPA) today announced that it has entered into definitive agreements with institutional and other accredited investors with respect to the private placement of 2,754,999 million shares of its common stock at a purchase price of $6.00 per share, for expected gross proceeds of approximately $16.5 million, before payment of placement agent commissions and offering expenses.  Investors also will receive warrants to purchase 688,750 shares of common stock at an exercise price of $8.00 per share.  Rodman & Renshaw, LLC is serving as lead placement agent with Oppenheimer & Co. Inc. serving as an additional placement agent for the transaction.  The transaction is expected to be completed upon approval of an additional listing application by the American Stock Exchange.

"We are pleased with this private placement, and are gratified to welcome new institutional investors to BioSante," said Stephen M. Simes, BioSante's president and chief executive officer.  “We limited the private placement to the amount raised to minimize dilution to our existing stockholders, while adding to our cash balance”.

The expected net proceeds of approximately $15.6 million will be used to continue and expand BioSante’s previously announced Phase III clinical program of LibiGel® for treatment of female sexual dysfunction (FSD). The first of two Phase III safety and efficacy studies was initiated in December 2006. Based on its current cash balance and commitments, BioSante believes that with the net proceeds from this private placement, it should be able to maintain its current planned development activities and the corresponding level of expenditures through the end of 2008, although no assurance can be given that it will not need additional cash prior to such time.

The securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements.  As part of the transaction, the company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock to be issued in the offering, including the shares of common stock issuable upon exercise of the warrants.  This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein and is being issued under Rule 135c of the Securities Act of 1933.

About BioSante Pharmaceuticals, Inc.
BioSante is developing a pipeline of hormone therapy products to treat both men and women.  These hormone therapy products are gel formulations for transdermal administration that deliver bio-identical estradiol and testosterone.  BioSante's lead products include Elestrin™ (estradiol gel), developed through U.S. Food and Drug Administration (FDA) approval by BioSante, indicated for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, and LibiGel® (transdermal testosterone gel) in Phase III development for the treatment of female sexual dysfunction (FSD).  The current market in the U.S. for estrogen and testosterone products is approximately $2.5 billion.  The company also is developing its calcium phosphate nanotechnology (CaP) for novel vaccines, including hepatitis B, avian flu and biodefense vaccines for toxins such as anthrax, as well as a system for delivering drugs via alternative routes of administration.  Additional information is available online at:  www.biosantepharma.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The statements regarding BioSante contained in this news  release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes,” “plans,” “hopes,” or comparable terminology, are forward-looking statements.  Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.  Important factors known to BioSante that cause actual results to differ materially from those expressed in such forward-looking statements are the difficulty of developing pharmaceutical products, the success of clinical testing, obtaining regulatory and other approvals and achieving market acceptance, and other factors identified and discussed from time to time in BioSante's filings with the Securities and Exchange Commission, including those factors discussed in BioSante's most recent Forms 10-K and 10-Q, which discussion also is incorporated herein by reference.  All forward-looking statements speak only as of the date of this news release.  BioSante undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please contact:
Phillip B. Donenberg, CFO
847-478-0500 ext 101
donenber@biosantepharma.com